UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2013
Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD..
(Exact name of registrant as specified in its charter)

NEVADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Park Avenue Thunder Bay Ontario, Canada		P7B 1B9
(Address of principal executive offices)		(Zip Code)

1 (807) 345-5380
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        EXTENSION OF A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2013 Red Metal Resources Ltd. (the “Company”) filed a Current Report on Form 8-K disclosing that on February 11, 2013 the Company’s subsidiary, Minera Polymet Limitada (“Polymet”), had entered into a Memorandum of Understanding (“MOU”) with Geoactiva Spa, (“Geoactiva”).  Pursuant to the MOU Geoactiva was granted the right to acquire 100% of the mining concessions group named “Perth” through the execution of a mining option purchase agreement (the “Option Agreement”).  The MOU permitted Geoactiva to conduct a due diligence investigation for a period of 60 days.  On April 9, 2013, Polymet agreed to extend the due diligence investigation period for an additional 30 days, therefore, the due diligence investigation period will now expire on May 12, 2013.  Unless another agreement is entered into between the parties, if Geoactiva fails to enter into the Option Agreement prior to the end of the due diligence investigation period, the right to purchase the mining concessions will expire.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number	Description of Exhibit

10.1	Extension of Memorandum of Understanding between Geoactiva Spa and Minera Polymet Limitada

99.1	News Release dated April 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: April 10, 2013	By:	/s/Caitlin Jeffs

Name: Caitlin Jeffs
Title: Chief Executive Officer and President